EM CAPITAL MANAGEMENT, LLC

COMPLIANCE MANUAL

 Adopted as of August 1, 2008

 (INCLUDING CODE OF ETHICS AND ANTI-MONEY LAUNDERING RULES)

I.

Persons Covered by Policies

•

all members, partners, directors, managers and employees of EM Capital Management, LLC (the “Company”), and any other “supervised persons” of the Company, including, without limitation, any other person who provides investment advice on behalf of the Company and is subject to the supervision and control of the Company, whether by contract, quasi-contract, at-will arrangement or otherwise (each such member, partner, manager, employee and other supervised person shall constitute a “Covered Person” for purposes of these Policies)

•

where indicated in these Policies or as determined by the chief compliance officer of the Company (the “Chief Compliance Officer”), certain access privileges, as well as certain reporting obligations and trading restrictions, may apply only to the Company’s members, managers, directors, officers, portfolio managers, investment process staff and compliance staff (collectively, “Access Persons”)

II.

Activities Covered by Policies

•

all investment adviser and related operations of the Company, including, without limitation, when the Company is acting in its capacity as investment manager to private investment funds and to registered investment companies

III.

Overall Purpose of Policies/Mission Statement

•

to assure the fulfillment of the Company’s fiduciary and other legal duties to its clients

•

to assure compliance on the part of the Company and all Covered Persons with the letter and spirit of all applicable laws and regulations

•

to guide the operations of the Company and the conduct of all Covered Persons in a manner consistent with the highest ethical standards and best practices in the investment adviser and asset management industries

IV.

Distribution of Policies

•

these Policies shall be distributed to all Covered Persons at the time of their initial employment or other affiliation with the Company

•

all Covered Persons shall be required to acknowledge that they have received, read completely, understood and agree to comply with all of the provisions contained in these Policies.  Such acknowledgement shall be made on the form prescribed for such purpose by the Chief Compliance Officer, which form shall be signed and dated.  The executed form shall sent to the Chief Compliance Officer within 10 business days. Delivery may be made in the form of a scan sent by email, by fax or mail.

•

all Covered Persons shall be required to thoroughly read the Policies each time they are amended, or at least once a year if not previously amended, and acknowledge via same procedure described in the preceding bullet paragraph

V.

Incorporation by Reference

These Policies incorporate by reference and include each and every one of the following:

•

the Code of Ethics (see Appendix A);

•

the Anti-Money Laundering Rules (AML) (see Appendix B);

•

the Compliance Chart for Major Periodic Compliance Actions and Procedures (see Appendix C);

•

each other appendix or exhibit included with these Policies, and any other supplemental document issued or adopted from time to time pursuant to or in connection with these Policies; and

•

Violation or breach of any of the foregoing shall be considered to be a violation or breach of these Policies

VI.

General Fiduciary and Other Obligations to Clients

•

as an investment adviser, the Company owes a fiduciary duty to its advisory “clients”, that is, the persons to whom the Company provides services in its capacity as an investment adviser.  The exact definition of who is a “client” or to whom certain duties are owed as if they were a client may vary depending on the context, and the regulatory definition of the term has been in a state of flux over the last several years

•

scope of the fiduciary duties of the Company toward its clients is more fully described below in the Company’s Code of Ethics (see Appendix A)

•

any advisory arrangements between the Company and a client shall be documented pursuant to a written advisory contract conforming in all respects to applicable legal requirements.  Generally speaking, the Investment Advisers Act of 1940 (as amended, the “Advisers Act”) and rules promulgated thereunder impose certain minimum requirements and certain prohibitions or restrictions with respect to advisory contracts, such as:

o

prohibitions on the ability of the Company to assign the contract without client consent;

o

restrictions on the ability to charge performance fees or other compensation based on a share of capital gains (unless certain additional requirements are met);

o

prohibitions on the waiver of compliance with the Advisers Act or related rules, and on the waiver or even the appearance of a waiver of a client’s causes of action and remedies against the Company available under applicable law

•

the Company is also required to deliver a written disclosure as described in Rule 204-3 under the Advisers Act (known as the “brochure rule”) to each client or prospective client at least 48 hours prior to entering into any advisory contract with the client

VII.

General Rule – Strict Compliance with Applicable Laws, Rules, Regulations

•

The Company and all Covered Persons are required to conform to the letter and spirit of the Advisers Act, all rules and regulations promulgated under the Advisers Act, other federal securities laws, rules and regulations, and the laws, rules and regulations of any applicable state or foreign jurisdiction.

•

A list of certain legal requirements that may be applicable to the Company and Covered Persons is set forth in Appendix C.  This list is not necessarily an exhaustive list, and may be updated from time to time in order to reflect developments in the law.

VIII.

Safeguarding Client Assets

•

The Company and all Covered Persons are under a duty to safeguard client assets.

•

Further to such duty, the Company and all Covered Persons shall ensure that whenever the Company may be deemed to have “custody” of client funds or securities that such funds or securities are held through a “qualified custodian” in accordance with Rule 206(4)-2 under the Advisers Act.  Such rule requires, in addition, that notice be given to clients regarding the qualified custodian’s name and certain other information about the custodian, and that quarterly custody account statements be delivered directly to the clients unless certain exceptions apply.

•

In certain circumstances it may not be necessary to have a qualified custodian or comply with certain other provisions of Rule 206(4)-2, such as when the client is an investment company registered under the Investment Company Act of 1940.

•

Covered Persons should consult with the Company’s Chief Compliance Officer to ensure that the requirements of Rule 206(4)-2 or other applicable rules have been complied with in individual cases.

•

The above notwithstanding, it is the policy of the Company to utilize third-party Custodians and to avoid directly being in the chain of custody of client assets.

IX.

Supervision of Covered Persons and all other Company Personnel

•

The Company and all Covered Persons are under a legal duty pursuant to Section 203(e)(6) of the Advisers Act to reasonably supervise all persons under their supervision with a view to preventing violations of the U.S. securities and commodities laws and regulations.  In addition, in the event the Company invests on behalf of its clients in or through non-U.S. jurisdictions and may be directly or indirectly registered or licensed to conduct investment activities in such non-U.S. jurisdictions it may be subject to regulation in such non-U.S. jurisdictions by the relevant regulatory and governmental agencies of such jurisdictions.

•

As of the date of this revision, the Company and/or its investing activities is directly and/or indirectly regulated by the Financial Services Commission of the Republic of Mauritius (FSC) and the Securities and Exchange Board of India (SEBI).

•

To that end, the Chief Compliance Officer, with the assistance of relevant legal counsel, shall establish reasonable procedures and systems for applying such procedures that would reasonably be expect to prevent and detect, to the extent practicable, any violation of such foreign laws and regulations by Covered Persons and persons under their supervision

•

The Company organizes its supervision efforts based on the relationship between particular business functions, and the regulatory/compliance areas of concern for those business functions.  The Company identifies the following key supervision emphases, and associated policies and procedures:

o

the relationship between the Company and pooled investment schemes that it advises;

▪

the Company operates a personal trading policy, described in the Code of Ethics and adhered to by all persons with access to the investment decision making process, that precludes trades by such personnel which might adversely affect those schemes;

•

the Company shall make investments based upon the stated Investment Strategy and Investment Objective for each client, sub-account or Fund.

▪

the Company requires that its investment staff act in the best interests of clients, requiring access persons to be familiar with, and adhere to its Code of Ethics; and

▪

Finally the Company follows procedures to ensure fair treatment of pooled investment schemes allocations of trades across different schemes, and an appropriate relationship between the kind of brokerage services provided and the fees paid for those services.  As of the date of this revision, the Company does not participate in any soft-dollar relationships.

o

Communications between the Company and current and prospective investors of the pooled investment schemes the Company advises.

▪

The Company maintains a record of all Private Placement Memorandum, Public Fund Prospectuses, and other official communications between the Company and investors and prospects.  This procedure including an annual review of the  records for accuracy, assists in ensuring that there have been no material omissions or misstatements.

▪

The relationship between the Company and the investing public at large.

▪

The primary concern in this area is violations of insider trading information and market manipulation.

▪

It is the Company’s policy not to trade on inside information or to engage in transactions or trading practices that would amount to manipulation of the market.

X.

Portfolio Selection, Acquisition and Management

The Company will make direct investments, on behalf of Clients, primarily through a series of pooled funds that may be independently administered by a third party.  The Company follows policies that are designed to act in Client’s best interests via these fund vehicles as follows.

•

Each fund will have a clearly defined investment objective, and will describe the return objectives and the types of risks that the fund is exposed to.  In addition funds will have a designated portfolio or fund manager, who has overall responsibility for the investment decision making process for that fund.  Finally, the Chief Investment Officer shall be responsible for ensuring that decisions are made in accordance with the investment policy of the fund.

•

Subscriptions to the fund will be offered to clients who meet statutory and other suitability requirements for investment in the fund.

•

Funds will not materially deviate from the stated investment objectives of the fund.

•

Individual investments will be considered based on their contribution to overall risk/return objectives and other guidelines of the fund.  In addition individual investments may be precluded or recommended based on their individual characteristics.

•

Funds will follow all applicable laws, regulations or rules would be violated by the purchase or holding of a position in the relevant asset (e.g. ownership of stock in “sensitive industries” restricted by law to certain domestic persons only)

•

Funds will ensure that no special licenses or permits are required for the investment, of if required, that they have been obtained

•

Funds will review any IPO/new issues restrictions and conform the investment to such restrictions

•

Funds shall establish a proxy voting policy, including the discretion of the Company to refrain from voting proxies subject to such policies being consistent with SEC and other applicable regulatory agencies.

•

Funds may use “side pocket” investments consistent with the Investment Strategy and Investment Objective of each Fund or investment advisory agreement.

The Company will attempt to allocate investment opportunities fairly among Clients.  In practice this will generally mean allocating between pooled vehicles.  The Company anticipates that its different funds will generally have disjoint investment universes, therefore a security recommend for purchase or sale by one fund would not ordinarily be eligible for another fund because of the investment policy of the fund.  However, should there be an overlap between funds, the Company will apply a pro-rata allocation policy whereby each fund receives a pro-rata share of the daily total of shares transacted at the weighted average price.

The Company and all Covered Persons shall ensure that the shareholders of registered investment companies advised by the Company are treated fairly vis-à-vis other funds and clients advised by the Company, including, without limitation, ensuring that the Company or any Covered Person does not permit, facilitate or act with indifference towards any market timing, late trading or other abusive practices with respect to the Company’s mutual fund clients.

The Company is bound by SEC regulations and obligations under its code of ethics to ensure client securities are voted in the best interests of those clients and to address material conflicts of interests.  The follow points summarize the Company’s approach to proxy voting.  Note that as with other aspects of the portfolio management process, the Company’s Clients are primarily served through pooled vehicles – hence these policies are designed to meet the interests of those pooled vehicles.

•

The Chief Investment Officer serves as the proxy voting Program Administrator.  The Chief Investment Officer may delegate implementation of proxy voting either to an external service provider, or to Company staff, or to affiliated entities of the Company.  Regardless of the where the policy is implemented, a number of requirements for record keeping and other procedures will be observed.

•

The Program Administrator will ensure that a complete record of all security holdings is maintained, and will ensure via custodians and/or prime brokers that all relevant proxies are forwarded to the Program Administrator or his/her delegate, and that all relevant disclosure material has been obtained.

•

For each proxy voting decision, the Program Administrator will determine if there may be a potential conflict of interest.  While there may be many sources of conflict of interest, two common sources of conflict arise because the issuer is itself an advisory service Client of the Company, or because a member of the Company’s staff serves as a director of the issuer.

•

The Chief Investment Officer may establish a policy to refrain from voting proxies, particularly in the event that the size of a holding is less than one percent (1%) of the total free-floating shares of a single issuer.

•

The Company’s investment strategies may often involve illiquid or closely held securities.  In these cases the Company may actively seek directorships.  Such directorships must be approved by the Chief Compliance officer, and remuneration for such directorships will be treated as income for the pooled vehicles that it invests in.  Finally, such directors will be prohibited from individual ownership interests in the issuer except for those made by pooled vehicles that the Company advises and fully disclosed, in writing to clients and approved by the Chief Compliance Officer and Company legal counsel.

•

In the event of an irreconcilable conflict of interest, the Company will attempt to secure an independent opinion from an outside service provider.

•

As noted in the record-keeping section of these procedures the company will keep a record of the actual votes cast or withheld, the manner in which conflicts of interest were resolved, and the individuals or external service providers involved making the decision.

XI.

Trading Practices

The Company seeks to act in the best interests of its Clients.  One aspect of this is in maximizing the value of Client portfolios, and minimizing risk to those portfolios, by following guidelines established for ensuring prudent management of trading practices.

The guidelines are structured according to three categories.

1.

Processes

2.

Disclosures

3.

Record Keeping

The detailed interpretation of these guidelines is summarized in the following table:

Guideline	Description	Company’s Application of the Guideline
1.A	Trading Practices
1.A.1	Trade Management Oversight Committee

At present due to the small size of the firm, there is no formal Trade Management Oversight Committee.  Trade Management Oversight function is performed primarily by the Portfolio Managers and Chief Investment Officer during the scope of their routine activities.  As of the date  this revision, trading is limited to the needs of the EM Capital India Gateway Fund and trading is at a very low-level with small positions and concentrated among a very small universe of brokers in India.

As soon as the Company has additional staff, it will establish a Trade Management Oversight Committee with responsibility, on an ongoing basis, to develop and monitor policies and monitor the performance of those policies and the groups within and without the Company who implement those policies.  The Company expects theTMOC would include at least the Chief Compliance Officer, the Chief Investment Officer.  The TMOC would prepare an annual report of trade management activity and results and file it permanently in the company’s electronic archive.

1.A.2	Firm-Wide Policy

The Company will seek to develop and continuously improve firm-wide trade management policies to ensure maximal value of Client portfolios.  These policies will be reviewed annually or as events unfold by the TMOC.  The Company will take a systematic approach to trade management – this means that the Company will try to ensure that each trade receives the best execution by concentrating on the trading process as a whole, and on the future use of measurement and technology systems as the cornerstone of that system approach.  The Company believes that by disciplined investment across a large number of trades the ex ante distribution of trading outcomes for any individual trade will be maximized.

1.A.3	Trade Management Procedures

The Company will, as a matter of course, review at least annually the trading process specifically to determine the extent to which best execution may be compromised by conflict of interest.  In addition, as the firm modifies or improves its trading process it will similar examine potential conflicts of interest.  Events that trigger such a review might include the use of a new form of electronic trading mechanism, the launching of a new portfolio strategy that has new trading requirements, insourcing or outsourcing of trading functions, etc.
The Company will, as a matter of course, evaluate Brokers initially and on a periodic basis to determine their performance incorporating wherever possible the best practices of third-party measurement techniques.  The Company believes that its limited resources are best focused on initially fine-tuning its basic processes while researching best-of-breed solutions from external vendors, academics, and industry practitioners to support a higher level of activity and prospective risks.

1.A.4	Client-directed brokerage agreements	The Company does not presently have client-directed brokerage agreements.
1.A.5	Trade evaluation process

The Company will evaluate brokers, trading methods and venues.  The Company intends to deal in securities in emerging markets, and may need to develop in-house methodology as well.  The key principle is that the Company will use execution and research capabilities as a primary selection criteria for Brokerage arrangements.

1.A.6	Adherence to policies	The Company will conduct training on at least an annual basis and will record acknowledgements of receipt of those policies, and will record attendance at training sessions as needed.
1.B	Approved Brokers List

The Company’s primary activity is trading for the EM Capital India Gateway Fund through brokers in India.  The Fund trades through a SPV domiciled in Mauritius that is a Foreign Institutional Investor Sub-Account sponsored by an FII affiliated Deutsche Bank.   The Company is limited to using Indian brokers that are on Deutsche Bank’s approved broker list.  Approximately 40 brokers are on the list.  The Company presently trades through only 3 with one broker receiving a majority of the business.  Deutsche Bank approves each trade to ensure that only approved brokers are being used and compliance with various Indian regulatory restrictions.

1.B.1	Broker Selection Criteria

The Company shall evaluate brokers based upon the following criteria:

a. execution capability

b. Trading expertise

c. Infrastructure

d. Research and Services

e. Special transaction needs

f. Financial condition

The Company will generally consider all of these. The Company will emphasize areas that benefit the Client, and especially facilitate the measurement of the Broker’s performance.  Thus, for example, a Broker who is willing to explicitly provide execution quality measurement as well as execution (at reasonable cost) will be favored.

1.B.2	Alternative Trading Venues	The Company will, within its cost structure attempt to be in a position to use as many trading venues as is possible, particularly those which may offer low-cost trading.
1.B.3	Brokers List

The Company will develop and monitor an approved Broker’s List, within the universe of Deutsche Bank’s approved broker list, based on the criteria defined in 1.B.1 and will summarize this in the TMOC annual report.

1.B.4	Statistical Analysis of Commission Expenditures

The Company will monitor Brokerage Commission expenditures.  The Company may create projections of commissions for a fund and compare actual results versus such projections, if any.  When the scale and volume of the investing activities grow, the Company may also attempt to measure market impact costs projected versus actual and will report annually via the TMOC.

1.C	Brokerage monitoring	The Chief Investment Officer shall maintain on-going monitoring of brokerage activity, performance and costs and generally stay apprised of the broker industry in India.
1.D	Fair Treatment of Clients

The Company will actively and vigorously promote fair treatment of Clients per SEC requirements. See also the “Proprietary Trading” section of this Compliance Manual which will outline personal trading policies, record-keeping, and other policies designed to protect client interests.

Finally, the main remaining issue concerns the allocation of trades.  The Company primarily intends to operate using pooled vehicle structures.  It is the intent of Company at this time to segregate pooled vehicles by asset class so that there is at most one pooled vehicle investing in a given class of securities.  Thus all allocations of that security will go to that pooled vehicle, and allocations to clients within that pooled vehicle will be treated fairly by the Company’s designated fund administrator, who will be selected and periodically evaluated on that basis.

2.
2.A
2.B
3.	Record-Keeping	Records, supporting data, prepared reports, etc will be stored in the Company’s permanent electronic archive.

Note that the Company primarily intends to advise limited distribution private funds as well as registered investment companies such as mutual funds, so that its clients will primarily be those funds.  Hence the general application of the concept of acting in the Client’s best interest is targeted towards protecting the collective interests of investors in those funds through the protection of the interests of the funds themselves.  For example, if two funds are using the same Broker, and that broker provides a soft-dollar benefit, the Company must assess the appropriateness of that arrange with respect to commissions paid and services received by the two funds, not the individual investors in those funds.

The following section is intended to cover areas of concern to individual clients and would be implemented at such time as the Company has individual clients or separate accounts.

I	General
I.A	Principles	The Company explicitly acknowledges that Brokerage is the property of the Client and that the Company has an ongoing duty to ensure the quality of transactions effected on its behalf.
B.	Act for the Client’s Benefit
C.	Brokerage Allocation

The Company explicitly forbids the allocation of Brokerage based on Client Referral.  The Company’s primary business is in private investment vehicles, for which Capital Introduction is a possible recruiting tool.  Such Capital Introduction services as provided by a broker will be disclosed, but the selection of the broker will always be based on the Company’s Broker selection guidelines.

II	Client Relationships
A.	Disclosure	The Company will disclose all Soft-Dollar arrangements prior to engaging in such arrangement.
B.	Research versus Commissions

The Company will ensure that on average, Clients individually receive Research and other benefits in accordance with commissions they pay, except where required by statue or other law to align commissions strictly with individual Client trades.  In those cases the Company will follow the latter stricter guidelines.

III.	Broker Selection

Brokers are selected according to a comprehensive list of characteristics related to their ability to achieve Best Execution and provide useful research at lowest cost over time.  They are explicitly not selected for their participation, or non-participation in soft-dollar policies.

IV-VII	Evaluation of Research, Client-Directed Brokerage, Disclosure, Record-Keeping	Note that because the Company primarily intends to market and manage pooled vehicles, it does not anticipated the use of Client-directed brokerage agreements.

Trade Errors:

The Company’s policy for trade errors relies on four key concepts:

1.

A workable definition of what constitutes a trade error.

2.

An assessment of harm (if any) done to the Company’s clients as a result of, and attributable to, a trade error.

3.

An assessment of an appropriate action to take (if any) to mitigate any harm done, including, in some cases, compensating the client.

4.

An ongoing commitment to identifying the sources of potential trading errors, and instituting policies and procedure to prevent future errors.

The Company views the investment process as one of making time-sensitive assessment on the basis of limited, uncertain, and possibly contradictory information, then acting on that information in a limited, and imperfect environment, to attempt to earn superior returns for its clients.  In particular, the Company believes that:

•

There is a tradeoff between time and accuracy in both the qualitative and quantitative investment decision making processes.  In the case of the former, an examination of a diverse mosaic of factors may lead the Company’s investment staff to suspect that a particular investment action may lead to superior returns.  With additional time and data gathering this suspicion may or may not be confirmed.  In the case of the latter, the vendors that supply data to be used in the estimation of parameters for the Company’s models often differ in breadth, depth, timeliness, and accuracy of coverage.  In other words, the vendor that provides the most timely information may not be the most accurate.

•

On the basis of its proprietary investment research, the Company believes that it is possible to achieve superior investment returns by acting relatively early, even if certain individual data points are incomplete or inconsistent.  Delays to more fully confirm an investment thesis may result in that same insight becoming evident to other investors, resulting in that information being fully reflected in security prices, thereby negating the investment opportunity and leading to inferior investment returns.

•

Therefore the Company believes that on balance it is better to act early.  Another way of saying this is that the optimal number of incorrect decisions is not zero, and therefore individual investment decisions that ex post to have been based on faulty data are not considered trade errors, because of a well-founded ex ante belief that such decisions are, on average, in the interests of clients.

•

Furthermore, the external implementation environment in which investment actions takes place is also not perfect.  In particular, the execution capabilities of brokers who trade a particular security may be limited.  Thus the Company may confront situations in which securities offering superior potential returns may be tradable only by brokers who are known ex ante to have problems executing those trades.  These problems may include trade confirmation or settlement errors that would result in failed or incorrect trades, technical problems in order management or routing software, and so on that may lead to a mismatch between the desired investment action and one that actually occurs.

•

The Company believes that provided the level of execution reliability provided by counterparties is of sufficient quality, then it may be preferable to execute desirable trades with those counterparties with the chance of an error than not invest.  Among other things, the Company will consider whether the treatment of clients when errors do occur is in those clients’ best interests, and whether errors can be systematically monitored, managed, mitigated, and ultimately prevented.

In start contrast to the above analysis which essentially delineates an external environment over which the Company has very limited to no control, the Company believes its responses to such an environment is within its control.  Within that context, the Company believes that a number of actions constitute trade errors, because such actions are not considered part of a systematic and prudent tradeoff between timeliness and accuracy.  Such actions include, but are not limited to:

•

Clerical or communication errors whereby a security is selected by the investment committee to be traded, but another is traded in its place.

•

Clerical or communication errors whereby a security is purchased when it should be sold, or vice versa.

•

Transacting in securities for the wrong client.

•

Transactions that violate client, Company, counterparty or regulatory policies, such as margin requirements, maximum ownership restrictions, etc.

In the case of such an action, the Company will first attempt to assess the situation to determine what, if any, harm has been done to a client.  This will normally include explicit costs, such as fees, commissions, fines, as well as implicit costs, such as the opportunity cost of having purchased one security instead of another, as well as less tangible costs, such as, for example, a regulatory sanction imposed on the client,  because of actions taken on its behalf by the Company.  Due to the ex ante uncertainty associated with investment decisions, it is possible that a client may have benefited from the trade error.

Having assessed the effects of the trade error, the Company will then assess possible remedial investment actions.  This assessment will always take place in a forward looking context – i.e. what would now be in the client’s best interest, not what  was in their best interest at the time of the trade error.  In the case, for example, where security B was purchased instead of security A, the Company will assess whether a client would be better served by reversing the trade in B and purchasing A at expected current prices, or simply holding B.  As always, this assessment is made on the basis of limited and uncertain information.  For example, the Company may use its proprietary valuation models to assess the likely future values of A and B, as well as the uncertainty of the estimate of those future values.  If the expected future value of B is within that band of uncertainty surrounding the expected future value of A, then the Company may elect to hold the position in B.  On the other hand, if B were a “sell” candidate, then the company would usually reverse the trade in B, and purchase an acceptable “buy” candidate.  This might be A, or it might be yet another security C, which at the time the action is taken is considered ex ante to be more desirable than A.

Next, the Company will assess, on the basis of its proposed remedial action (if any), whether or not some compensation is due the client.  The Company will in general follow a policy of “Making a Client Whole”, which implies ensuring that the client is as well off as they would have been given the opportunities available between the time the trade error occurred and the time of corrective action.   For example, in the case where what was clearly a “sell” candidate in the Company’s view was instead purchased, the Company will estimate any losses that have occurred since the incorrect purchase, as well as any fees and commissions incurred, and compensate the client for that amount.  In the case where the Client has benefited from the trade error, such benefit shall remain with the client.

The Company will then notify the client of the trade error, the findings of facts surrounding the error, and the proposed remedies and compensation.

Finally, the Company will keep an organized record of trade errors, and review and update policies designed to prevent such errors at least annually.  Each trade error, if of sufficient severity or probability of recurrences, may also trigger a review of policies, and if need be a strengthening of procedures where appropriate.   The Company also expect to continually refine its business practices (including its technology and training) to reduce the probability of trade errors.  This may include automation of trade order generation, settlement procedures etc.

The Company will create and use a standard form for purposes of documenting trade errors and action taken.

XII.

Risk Management

The Company views risk management as an essential requirement of acting in the best interests of its Clients, as well as protecting the investments of its owners.   The Company maintains an open-ended view of the scope of risks it faces and will review that set of risks on a firm wide basis annually, and as needed in specific areas as part of its ongoing operations. The Company believes that at least the follow categories of risk bear specific mention. In addition, the area of Business Continuity Planning and Disaster Recovery is covered in a separate section of these Compliance Procedures.

•

Personnel risk.  The Company is a small, newly formed, geographically disparate organization.  While this limits the Company’s exposure to certain types of physical disaster, it means that the normal oversight provided by physical presence is lacking.  The Company thus attempts to limit exposure to actions of particular individuals by tracking and monitoring of external communications.  Thus, for example, for instructions to trade securities the Company will establish policies with its counterparties to define procedures for communicating those instructions, with the understanding that a supervisory person will always receive copies of such instructions.  The Company employs various technologies and/or service providers to implement this policy, such as a secure, reviewable email system.

•

Portfolio Risk.  The Company is primarily engaged in the management of pooled investment vehicles, and those would generally be in emerging markets, less liquid, and/or closely held securities.  The Company thus applies a hybrid of quantitative and qualitative techniques to assess the riskiness of portfolios.  The proprietary quantitative techniques are designed to address the downside correlation risk of the securities in portfolios, while attempting to compensate for non-trading and stale prices.  That is, the Company attempts to build diversified portfolios wherein the securities are weighted so as to minimize the effect of downside events.  Where prices tend to be opaque, the Company will attempt to use fundamental proxies, such as revenues and earnings, to identify factors affecting the companies performance, comparing portfolio companies with comparable, but more liquid peers.

•

A second key aspect is the management of qualitative and quantitative systemic risks such as regulatory changes, personnel changes, geographical concentration, etc.  Thus in addition to simple measures of correlation the Company will also assess the effect on the portfolios of sea changes in the macroeconomic or regulatory environment.
Finally, the Company will use proprietary techniques to ensure that correlations are sensitive to recent changes in the environment so that risk control parameters do not become stale as markets move in and out of “themes”.

•

Counterparty credit risk/default risk management.  The Company serves as advisor to various pooled investment structures which may involve extensive support from counterparties in the trading and custody of securities.  While it is not anticipated that the Company will make extensive use of either margin trading or instruments that entail either credit or default risk, such as swaps or other such contracts, its counterparties may, in fact engage in such activities.  The Company will thus, as a regular matter, review the overall solvency and risk procedures of its counterparties both as a prescreening test, and on a periodic basis, at least every two years.

•

Legal risk management.  The Company shall work closely with its legal counsel to identify areas of potential legal risks and adopt policies and procedures to address such risks.

•

Reputational risk management.  The Company identifies credibility as a key component of its operations in a number of areas, including obtaining and maintaining regulatory approval for its activities, securing credit for the Company, or the portfolios it manages, developing and maintaining relationships with counterparties and service providers, and with the investing community as a whole.  Given the very small size and limited resources of the Company, it will have limited recourse to legal or other post-facto remedies to defend or restore its reputation, hence the primary thrust of the Company’s policy is a proactive stance of defining and practicing high ethical standards, and dealing with counterparties and service providers who have similar practices.

1.

The Company actively attempts to secure regulatory and regulatory approval from respected bodies that represent best practices.  That is, when feasible and appropriate, it may choose to embrace a more strenuous regulatory environment as a concrete demonstration of its commitment to ethical behavior.

2.

The Company actively encourages professional certification and membership in standards promoting associations for its employees, especially business and investment management staff.

3.

The Company evaluates the ethical, professional, and compliance practices of its counterparties, and will generally attempt to avoid entanglements with organizations of questionable reputation.

4.

The Company actively manages and where feasible, records the content of all external communications in order to ensure that its communications represent a credible and ethical public interface to the firm.

5.

Against this backdrop of a baseline of credible and ethical behavior, the Company will aggressively combat assaults on its reputation or credibility by interfacing with regulatory, and self-regulatory organizations, cooperating proactively with law enforcements where appropriate, and in some cases, litigation or other legal action.

XIII.

Proprietary Trading; Personal Trading of Covered Persons

•

The primary business of the Company will consist of marketing and managing pooled investment structures.  The Company intends to pursue investment opportunities in illiquid and closely-held securities and hence faces potential conflicts of interests in the area of personal trading.

•

In order to manage such potential conflicts, and to help combat the potential for misuse of material non-public (inside) information, the Company has established strict procedures for personal trading of securities and other assets, all as more fully described in the trading practices and the Company’s Code of Ethics (See Appendix A).

XIV.

Disclosure to Clients, Regulators, other Third Parties

•

standards for disclosure – must be factually correct and no material misstatements or omissions

•

•

“brochure rule” compliance (Part II ADV) – to be kept on file and provided to Clients and prospective Clients

•

Client and prospective investors in investment funds sponsored or advised by the Company must be presented with all material terms of investment

•

proper valuation and disclosure (see section XV below)

•

it is a violation of the Advisers Act for the Company to provide any false or misleading information to the Securities and Exchange Commission

XV.

Valuation of Portfolio Assets and Investments

•

Valuation methodology:  the Company plans to provide investment advisory services based on a variety of investments, including emerging market equities and non-traded securities. The Company maintains a set of guidelines for valuation of investments whose purpose is to provide a consistent, reliable, set of inputs for two important client and investor needs:

1.

Assessing the investment performance of the Company

2.

Calculation of performance fees, where applicable

•

The key concept in valuation is the “FAIR VALUE” of an investment in accordance with Generally Accepted Accounting Principles.  Fair value may generally be defined as follows:

o

The amount at which an asset could be acquired or sold in a current transaction between willing parties in which the parties each acted knowledgeably, prudently, and without compulsion.

•

The mechanics of this concept are implemented using a valuation hierarchy whereby an attempt is made to use a sequence of methods, in a fixed order.  If method A precedes method B in that order the assumption is that method A is more reliable and hence will be used in preference to method B.  The hierarchy can be summarized as follows:

1.

Market Transaction.

If a recent arms length transaction has taken place in a recognized market, then the terms of that transaction are used to value that holding.  The notion of “recognized market”, “terms of transaction”, and “recent” are consistently adapted to the particular security type, and a record of those adaptation assumptions are recorded along with the valuation.  For example, for listed equities, a composite close price might be used where available, failing that a single exchange close price, and failing that, an end of day bid/ask.  For private equity or venture capital investments, the terms of a recent material round of new financing would be used if available.

2.

Market-Based Multiples.

In the absence of any relevant market, the investment will be valued using earnings or other market based multiples that are appropriate for that investment.  For example, if a sales based multiple is customarily used in a particular industry, that will be used.  If more than one multiple is commonly used, Company will use a simple linear multi-factor approach.  The specific metrics used will be recorded along with the valuation so obtained.

3.

Discounted Expected Future Cash Flow.

This method uses the present value of risk-adjusted expected cash flow, discounted at the risk-free rate.  The Company will typically either use projected free cash flow or the algebraically equivalent residual earnings method (excess of earnings over book value times discount rate), the latter tending to give more accurate results where terminal value calculations are difficult, or other problematic cases. Again, the methods and assumptions are recorded along with the calculation in all cases.

•

In addition to the valuation hierarchy, several other general principles are used:

o

where a particular valuation methodology is established for a particular client (e.g. in the private placement memorandum of a private pooled investment vehicle), that valuation methodology shall be followed with respect to that client.  The valuation methodology described herein shall also apply to the extent not inconsistent with the specific valuation methodology established for such client.

o

if a material adverse change has taken place since the last market transaction, i.e. an event such as a natural disaster or legal judgment that would reasonably be expected to cause a decrease in value, the Company will attempt to estimate that impairment of value.

o

the methodology for particular industries or securities may be restricted by the investment strategy or objective and offering materials provided to clients.  However, it may not always be consistent over time depending on market and other factors.  When material changes are made the Company will disclose the changes to clients.

o

the Company will attempt to be as a transparent as possible in its valuation methodology but reserve the right to deem such methodology as confidential, proprietary information and may not be willing  to disclose its assumptions on request.

XVI.

Marketing and Publicity; Capital Introduction

A. Advertisements, Marketing and Publicity.

•

as a general matter, all advertisements, marketing and publicity materials used by the Company in connection with the promotion of its advisory business or in connection with offering and disclosure documents of pooled investment vehicles it advises or sponsors shall be complete and accurate in all respects, and free of any material misstatements or omission

•

All persons involved in preparing or disseminating such materials are required to submit them to the Chief Compliance Officer for review prior to release.

•

B. Capital Introduction.

•

The Advisers Act and rules promulgated thereunder (and, in certain cases, the Investment Company Act and related rules) impose very strict requirements on how the Company may engage third parties to market, place or promote the Company to potential clients or to potential investors in pooled vehicles advised or sponsored by the Company

•

No Covered Person shall enter into any such arrangements with third parties without prior approval of the Chief Compliance Officer

XVII.

Record-Keeping Practices; Safeguarding of Client Records, Information and Privacy

•

The Company’s record keeping policy is intended to satisfy minimum regulatory requirements, to protect the interests of clients, and to ensure business continuity.  The Company is an SEC Registered Investment Advisor and is therefore subject to specific record-keeping requirements.  It is anticipated that the Company may also fall under the jurisdiction of other statutory and self-regulatory environments in the future, and hence the Company may choose to expand or enhance its record-keeping activities as a standard business practice.

•

In general, it is the Company’s policy to use electronic means of record-keeping wherever possible in order to enhance the transparency and resilience its record keeping operations.  In particular, the Company will use a highly secure, reliable, fault-tolerant, accessible and searchable storage and archive system for email, business documents, investment recommendations, and client records, and so on.

•

The company will also maintain non-electronic records where required.  Originals of all hardcopy documents will be stored at the Company’s Headquarters in a fireproof safe or in secure off-site facilities.  Where documents contain business decision relevant information, and no electronic version exists, the documents will be scanned and stored in the Company’s online file system so that employees at all locations who require that information to serve clients interests will have secure access to such information.

•

An overriding concern is the Company’s general policy to take the utmost care in protecting the privacy of clients.  Thus while the Company may make copies of, and geographically distribute certain client information to ensure business continuity, it will also ensure that all copies containing sensitive information are stored securely and appropriately.

•

In the case where the Company is forced to discontinue operations, the Company will provide for storage of information to last to the end of the stated retention policy.

The following table lists the specifics of record-keeping requirements:

Category	Description	Length of Retention	Notes
Accounting

(i) A journal or journals, including cash receipts and disbursements, records, and any other records of original entry

(ii) General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts forming the basis of entries in any ledger

(iii) All check books, bank statements, cancelled checks and cash reconciliations of the investment adviser

(iv)All bills or statements (or copies thereof), paid or unpaid, relating to the business of the investment adviser as such

(v) All trial balances, financial statements, and internal audit working papers relating to the business of such investment adviser

		5 years, 2 on-site	SEC a.1, a.2, a.4, a.6a.5,
Portfolio Management

A memorandum of each order given by the investment adviser for the purchase or sale of any security, of any instruction received by the investment adviser concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. Such memoranda shall show the terms and conditions of the order, instruction, modification or cancellation; shall identify the person connected with the investment adviser who recommended the transaction to the client and the person who placed such order; and shall show the account for which entered, the date of entry, and the bank, broker or dealer by or through whom executed where appropriate. Orders entered pursuant to the exercise of discretionary power shall be so designated

		5 years, 2 on-site	SEC a.3
Portfolio Management

Position and Transaction Records

(i) Records showing separately for each such client the securities purchased and sold, and the date, amount and price of each such purchase and sale.
(ii) For each security in which any such client has a current position, information from which the investment adviser can promptly furnish the name of each such client, and the current amount or interest of such client.

Portfolio Management	Appropriate records to support their investment analysis, recommendations, actions, and other investment-related communications with clients and prospective clients.	Permanent
Marketing	Form ADV Part II, all historical versions and dates of those versions.	Permanent	SEC a.14 also rule 204-3
Marketing

Form ADV Part II Dissemination History - record of the dates and client information for which each written statement (including version number), and each amendment or revision thereof, was given, or offered to be given, to any client or prospective client who subsequently becomes a client

		5 years, 2 on-site	SEC a.14 also rule 204-3
Marketing

Advisory and Other Contracts.  All written agreements (or copies thereof) entered into by the investment adviser with any client or otherwise relating to the business of such investment adviser as such, including fee schedules, client investment objectives, restrictions, and constraints.

		Permanent	SEC a.10
Marketing	A list or other record of all accounts in which the investment adviser is vested with any discretionary power with respect to the funds, securities or transactions of any client	Permanent	SEC a.8
Marketing	All powers of attorney and other evidences of the granting of any discretionary authority by any client to the investment adviser, or copies thereof	5 years, 2 on-site	SEC a.9
Marketing

Originals of all written communications received and copies of all written communications sent by such investment adviser relating to (i) any recommendation made or proposed to be made and any advice given or proposed to be given, including copies of articles, reports, market letters, and other materials not prepared by the Company that are included as part of that communication (ii) any receipt, disbursement or delivery of funds or securities, or (iii) the placing or execution of any order to purchase or sell any security, (iv) fee invoices, (v) periodic statements, (vi) trade related information pertinent to the client, such as trade confirmations, information gathered from the custodians, where requested by the client.

		5 years, 2 on-site	SEC a.7
Marketing

A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with such investment adviser

		5 years, 2 on-site	SEC a.11
Marketing	Disclosure documents delivered to clients and written acknowledgments of receipt by client pertaining to cash solicitation agreements	5 years, 2 on-site	SEC a.15, 206(4)-3
Marketing

All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes, directly or indirectly, to 10 or more persons;

The SEC states that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a client's account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall be deemed to satisfy the requirements of this paragraph

		Permanent	SEC a.16
Compliance

Code of Ethics
(i) text and dates of all historical versions of the Code of Ethics.
(ii) A record of any violation of the code of ethics, and of any action taken as a result of the violation
(iii) A record of all written acknowledgments for each person who is currently, or within the past five years was, a supervised person of the investment adviser.

		Permanent	SEC a.12, 204A-1(a)
Compliance	Personal holdings and transactions reports	Permanent	SEC a.13, 204A-1(b)
Compliance

A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons under Rule 204A-1(c), for at least five years after the end of the fiscal year in which the approval is granted.

		Permanent	SEC a.13 204A-1(c)
Compliance

Policies and procedures manual

(i) all historical versions and dates, including documentation of annual and other reviews.
(ii) acknowledgement of receipt of manual

(iii) Certification of employee knowledge and competence regarding compliance policies.

		Permanent	SEC a.17
Compliance	The Company does not currently intend to take direct custody of securities. These Policies must be updated and elaborated should the Company choose to engage in that activity.	N/A	SEC b.1
Compliance

Proxy Voting

(i) Text and dates of all historical proxy voting policies.
(ii) A copy of each proxy statement that the investment adviser receives regarding client securities.
(iii) A record of each vote cast by the investment adviser on behalf of a client.

(iv) A copy of any document created by the adviser that was material to making a decision how to vote proxies on behalf of a client or that memorializes the basis for that decision.

(v) A copy of each written client request for information on how the adviser voted proxies on behalf of the client, and a copy of any written response by the investment adviser to any (written or oral) client request for information on how the adviser voted proxies on behalf of the requesting client.

		Permanent for procedures, 5 + 2 otherwise	SEC b.2, and 206(4)-6
Compliance	Regulatory Filings All communications with, from, and filings submitted to Regulatory Authorities	Permanent
Corporate

Partnership articles and any amendments thereto, articles of incorporation, charters, minute books, and stock certificate books of the investment adviser and of any predecessor, shall be maintained in the principal office of the investment adviser and preserved until at least three years after termination of the enterprise

		Permanent (+ 3 years after termination of Company)	SEC c.2
Corporate	Organizational Charts, Functions, and Responsiblities – text and dates of all historical versions	Permanent
Corporate	Personnel Records including disciplinary actions internal to the Company, and records of external proceedings by self-regulatory or statutory authorities	Permanent
Corporate	Business Contracts, all historical versions for investment service providers and other counterparties	Permanent

XVIII.

Business Continuity Plan; Disaster Recovery

The Company, as a new, globally dispersed small firm, has chosen to use a business model and strategic technology choices such that business continuity planning and disaster recovery are in essence built-in from the ground up.  The key features of the plan are as follows:

•

All business decision data, including email, contact information, client records, and investment decision-making data will be stored on the Company’s electronic archive system.  This means that, subject to privacy and security constraints, the firm can access its proprietary information from anywhere in the world.

•

The Company is organized geographically in separate locations in such a way that the loss of any single facility will not preclude operation of the firm.

•

All employees involved in mission critical applications will carry mobile phones and other personal digital devices to allow high-availability communication.  In particular, each of the mission critical personnel will carry the contact information for each other, so each employee contains a phone tree.

•

The company will use a hybrid quantitative/qualitative approach to security selection, portfolio construction, and risk management, in conjunction with an investment committee so that the investment process can run without any one key “star” portfolio manager or single point of failure.

•

In all external relationships involved signing authority (e.g. counterparties, Clients, service providers) the Company will appoint primary and backup individuals with signing authority at different physical offices.  The state of these relationships will, as a matter of course, be maintained by the company on its proprietary electronic archive.

•

As the Company reaches a steady state, all other business functions in the Company will be assigned a primary and secondary responsible person, where, as a matter of course, one person is able to “cover” for another.

XIX.

Code of Ethics

•

The Company’s detailed Code of Ethics is set forth in Appendix A.

XX.

Anti-Money Laundering Rules

•

The Company’s detailed policies covering anti-money laundering and investor identification (“know your customer”) procedures are set forth in Appendix B.

XXI.

Review of Policies

•

the Company will conduct a review of these policies on an annual basis and implement formal testing procedures with a view to ensuring that these policies are effective to reasonably prevent violations of securities and other applicable laws and the policies and objectives set forth herein, and that they are being complied with.  These policies shall be reviewed more frequently in response to changes in laws or industry practices.

•

changes to the Policies will be classified as either a major/minor change depending on their materiality and recorded in a major/minor version numbering scheme (i.e. Version M.m).  Major changes include, for example, any changes to the Code of Ethics.

•

in the event of major changes, all Covered Persons will be sent the changes via the Company’s secure email system.  They must acknowledge the changes in accordance with the procedure described in Section IV above.

•

in the event of minor changes, Covered Persons affected by the changes will be notified by secure email and required to acknowledge the changes in accordance with the procedure described in Section IV above.

EM Capital Management

Compliance Manual (DRAFT 8-1-08)

APPENDIX A

EM Capital Management, LLC

SEC CODE OF ETHICS

A.

Introduction

The provisions contained in this Appendix A shall constitute the Company’s Code of Ethics (this “Code”), which sets forth the Company’s principles regarding ethics and establishes standards of conduct to guide the Company and its personnel and affiliated persons in connection with its investment advisory business.

As of the date of this revision, the Company has very limited operations and its staff is focused virtually exclusively on investing in Indian securities on behalf of the EM Capital India Gateway Fund.  This Code of Ethics is intended to ensure compliance within the scope of its current operations that are presently limited to trading in Indian securities listed on Indian stock exchanges.  THE COMPANY IS NOT PRESENTLY TRADING U.S. or GLOBAL EXCHANGE LISTED SECURITIES.  Due to Indian regulatory restrictions, it is not possible for non-Indian origin persons resident in the United States to individually trade Indian securities.  The scope of this Code of Ethics is ensure compliance limited to Indian securities and shall be amended or revised to include U.S. listed and global securities at such time as the Company may commence such activities.

B.

Persons Covered by this Code

This Code applies to all of the Company’s “Supervised Persons”, which means any member, partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Company, or other person who provides investment advice on behalf of the Company and is subject to the supervision and control of the Company.  This Code also applies to any “affiliated person” of the Company within the meaning of Rule 17j-1 under the Investment Company Act of 1940 (the “Investment Company Act”).  All such Supervised Persons and affiliated persons shall be referred to collectively in this Code as “Covered Persons”.

C.

Guiding Principles and Standards of Conduct

The Company and all Covered Persons owe an overarching fiduciary duty to act in the best interests of the Company’s clients, as well as a duty of honesty, good faith and fair dealing.  In furtherance of these duties, the Company and all Covered Persons must at all times:

1.

act in the best interests of clients and place their interests first;

2.

avoid or disclose any actual or potential conflicts of interest, and avoid any abuse of a position of trust and responsibility particularly for personal benefit or for the benefit of other third parties;

3.

act within the spirit and the letter of all federal, state, local and foreign laws, rules and regulations applicable to the Company’s business, including, without limitation, applicable securities, banking, commodities, foreign investment and currency laws.  Without prejudice to the generality of the foregoing statement, the Company and all Supervised Persons shall comply with all applicable United States federal securities laws, including the various applicable provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934 and all applicable rules and regulations adopted by the Securities and Exchange Commission (SEC);

4.

act within the spirit and letter of the provisions of this Code;

5.

maintain information concerning the identity of securities holdings and financial circumstances of clients confidential;

6.

maintain independence in the investment decision-making process;

7.

avoid the misuse of material non-public information;

8.

strive to act in a professional and ethical manner; and

9.

with respect to each of the Company’s clients that is a fund or other pooled vehicle (each, a “Fund”), including an investment company registered under the Investment Company Act and any private investment fund, refrain from engaging in any of the following conduct in connection with any security held or to be acquired by a Fund, which conduct is strictly prohibited under this Code:

(a)

employing any device, scheme or artifice to defraud the Fund;

(b)

making any untrue statement of a material fact to the Fund or omitting to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

(c)

engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

(d)

engaging in any manipulative practice with respect to the Fund.

D.

Examples of Prohibited Conduct

Following are examples of conduct that would be prohibited by this Code:

1.

Directing or recommending purchases or sales of securities that are not in accordance with the client’s investment objectives and guidelines.

2.

Attempting to influence any client to purchase, sell or retain any securities for the purpose of seeking any form of personal gain.

3.

Warranting the value or price of any security or guaranteeing its future performance.

4.

Promising or representing that an issuer of securities will meet its obligations or fulfill its investment or business objectives in the future.

5.

Agreeing to protect a client against loss by repurchasing a security at some future time.

6.

Owning or taking title to any funds or assets of a client.

7.

Maintaining a joint brokerage or bank account with any client; sharing with any client any performance fee, carried interest or other benefit, profit or loss resulting from securities transactions; or entering into any business transaction with a client without the prior written approval of the Compliance Department.

8.

Borrowing money or securities from any client, regardless of the relationship between the client and the Company or any Supervised Person.

9.

Failing to abide by the Company’s Insider Trading Policies and Personal Securities Trading Rules set forth in this Code.

10.

Entering orders in any account for which there is no client.

11.

Manipulating or attempting in any way to manipulate the market for any securities, such as by entering matched buy and sell orders that create a false appearance of market activity. This also includes entering actual orders for the purpose of artificially inflating market valuations.

12.

Engaging in any “front-running” or “scalping” of accounts, by purchasing or selling securities in a personal account, in violation of the Insider Trading Policies and Personal Securities Trading procedures, when there is reason to know that Company or client accounts will be purchasing or selling the same securities. This also includes trading for a personal account and then directing trades in the same securities - or influencing others to trade in the same securities - for clients.

13.

Engaging in any other activity that is intended to mislead or deceive, or that would have the effect of misleading or deceiving others.

14.

Conspiring with others to engage in any prohibited activity, or doing or attempting to do indirectly something that would be prohibited if done directly.

If any Supervised Persons becomes aware of such prohibited conduct, or any other conduct that may violate this Code or any applicable law or regulation, he or she must report the incident immediately to the Company’s Chief Compliance Officer.

E.

Policies Against the Misuse of Material Non-Public Information (“Insider Trading Policies”)

The misuse of material non-public information (insider trading) by Company personnel is strictly prohibited.  Any Supervised Person who does engage in insider trading will be terminated.  That person may also be subject under U.S. or applicable foreign law to civil damages, a permanent bar from the industry and criminal fines and imprisonment. In addition, Company officers and other managers may be subject to penalties if persons under their supervision engage in insider trading.

1.

Definition of “Insider Trading”

“Insider Trading” involves making or participating in any purchase or sale of a publicly traded security while in possession of material non-public (“inside”) information regarding that security or its issuer, in violation of a fiduciary duty.

     The inside information may relate, for example, to:

•

any publicly traded company in which the Company may consider making or recommending investments for its clients; or

•

a Company client, where the client is a publicly traded company (including, without limitation, any mutual fund advised by the Company).

2.

Examples of Insider Trading

All of the following are examples of potential Insider Trading:

•

making a trade for a personal account when you have inside information about the company whose security is being traded;

•

recommending a trade to a client (or any other party) or directing a trade in a discretionary client account when you have inside information about the company;

•

providing inside information to anyone else, who then buys or sells a public security of the company; or

•

trading by any third person based upon the inside information if that person knows that the information is supposed to be kept confidential.

Under U.S. law, it generally does not matter if you can rightly claim that you did not use the inside information in deciding to make a trade. In most cases the mere possession of inside information at the time of a trade will constitute a legal violation.

3.

Definition of “material” information

Information is considered “material” for Insider Trading purposes if it is information that a reasonable investor would consider important in deciding whether to purchase or sell a security.  The information may or may not change an actual investment decision.  It is material information if it is something that would have actual significance in the deliberations of the reasonable investor.

Material information may include information about:

•

a company’s earnings estimates;

•

the gain or loss of a significant customer or client;

•

dividend changes or the declaration of a stock split;

•

the borrowing of significant funds;

•

a new offering of securities;

•

a major labor dispute;

•

a new joint venture;

•

an agreement or proposal for an acquisition or merger;

•

a significant sale of assets or the disposition of a subsidiary;

•

major litigation;

•

liquidity problems;

•

management changes; or

•

any other significant company developments.

Information about the Company’s investment decisions may also be material inside information.  Trading ahead of transactions for the Company’s clients may constitute insider trading as well as “front-running”.

4.

Definition of “non-public” information

Information is considered non-public for insider trading purposes until it has been fully disclosed and disseminated to the public.  Information in a major publication, on a major wire service or contained in an SEC filing would be considered public.  Under current SEC guidance, however, information contained on a company web site is not necessarily public at the moment it appears.  Depending upon the nature of the publication, it may be necessary to allow two or three business days for information to be considered fully disseminated to the public.

5.

Procedures for handling inside information

Fiduciary duties are owed to the Company and the Company’s clients prohibit all Company personnel from engaging in any insider trading and require personnel to follow the policies and procedures set forth in this section for handling any inside information.

To avoid any chance of a personal violation, and to assist the Company in preventing Insider Trading, you must do the following:

•

If you obtain material non-public information about a public company, immediately notify the Chief Compliance Officer.  That officer will work with you to establish any required “Firewalls” or other procedures to address the situation. You always must follow the policies and procedures set forth below regarding Firewalls, the Securities Watch Lists and the Restricted Securities Lists.

•

If you are in possession of material non-public information about a company, do not make or participate in any purchase or sale of a publicly traded security of that company --whether the transaction is for a personal account or for a client.

•

Keep any material non-public information about a public company strictly confidential. Your discussions and activities both inside and outside of the Company must not reveal the existence or substance of any material non-public information. If you routinely receive material non-public information for legitimate purposes, you must notify the Chief Compliance Officer and work with that officer to assure that all paper and computer files containing the information are properly secured.

•

Follow the requirements of the Personal Securities Trading procedures set forth below.

Please contact the Chief Compliance Officer if you have any questions or concerns.

F.

Company Policies Regarding Firewalls, Securities Watch Lists and Securities Restricted Lists

As discussed above, trading in the public securities of a company while in possession of material non-public information about that company is strictly prohibited by U.S. and applicable foreign law and by Company policies.  To assist in the prevention and detection of any such Insider Trading, the Company has adopted the following policies and procedures relating to Firewall requirements, Securities Watch List requirements and Securities Restricted List requirements.

1.

Definitions

Firewall - A Firewall is a set of procedures designed to assure that any material non-public information received by any Supervised Person regarding a public company is maintained as strictly confidential.  When a Firewall is put in place, the following rules apply:

•

Any Supervised Person who is actually in possession of material non-public information about a company may not trade or be involved in any trade of any public securities of that company, whether the trade is for a personal account or for an account of a client.

•

The information may not be disclosed to any other person or party, even within the Company, except as provided for in this Code or as expressly allowed by the Chief Compliance Officer.

•

Appropriate safeguards must be put in place to limit and control access to physical files, computer files and other means of access to the information.

Watch List - A Watch List is a set of procedures by which the Chief Compliance Officer monitors trading in specific securities for the purpose of detecting any improper activity. The purpose of a Watch List is to allow this monitoring without alerting the remainder of Company personnel and without having to impose a general trading restriction. Watch List procedures may be used, for example, where the Company or an affiliate is in the early stages of a material transaction with a public company.  They also may be applied where there has been an inadvertent disclosure to a limited group of Company personnel.  In such a case, those in actual possession of the information would also be subject to the Firewall restrictions described above. The Chief Compliance Officer administers the Watch List procedures and investigates any indications of improper activity.

Restricted List - A Restricted List is a set of procedures by which the Chief Compliance Officer actually restricts trading in certain securities in order to prevent improper activity.  Restricted List procedures may be used, for example, where the Company or an affiliate is involved in a material transaction with a public company that has been publicly announced but has not yet closed. They also may be applied in certain situations of inadvertent disclosure where the Chief Compliance Officer determines that the Firewall and Watch List procedures are not sufficient to prevent possible abuses.  The Chief Compliance Officer administers the Restricted List procedures and investigates any indications of violations.  Unless otherwise expressly indicated, the restrictions imposed by the Restricted List procedures apply both to Supervised Persons’ personal trading and to trading on behalf of client portfolios.

2.

Procedures

To assist in the operation of the Company’s Firewall, Watch List and Restricted List procedures, you must do the following:

•

Report to the Chief Compliance Officer any situation in which you have received or believe you may have received any material non-public information regarding a public company.  The Chief Compliance Officer will work with you to determine the appropriate action to be taken in the situation.  This will include the implementation of appropriate Firewall restrictions.  The Chief Compliance Officer will also determine whether it is necessary to place the company on the Watch List or Restricted List.

•

As indicated in the Firewall procedures above, do not trade or become involved in any trade of any public securities of a company when you are in possession of material non-public information about the company. This includes trades for your personal accounts as well as any client accounts.

•

Do not disclose the information to any other person, including any Company personnel, except as expressly provided for in this Code or as expressly allowed by the Chief Compliance Officer.

•

If you are a manager that supervises other Supervised Persons, be aware of situations in which your employees may receive material non-public information regarding any companies. Ensure that they understand the need to report such situations. You also are responsible for reporting any such situations to the Chief Compliance Officer.

 As noted above, the Chief Compliance Officer will administer the Watch List and Restricted List.  The Watch List will be maintained as strictly confidential.  Only the Chief Compliance Officer and certain designated Company officers and legal advisers will have access to the names of companies that are on the Watch List or information about Watch List monitoring procedures. The Restricted List, however, is available to all Company personnel and will be distributed by secure email or posted on the Company’s intranet.

The Chief Compliance Officer will update the Watch List and Restricted List as appropriate to keep them current.  All Supervised Persons are responsible for advising the Chief Compliance Officer of any information to assist in updating the lists, including when transactions have been completed, when previously non-public information has been fully disclosed and when any restrictions otherwise no longer apply.

G.

Personal Securities Trading Procedures

Personal trading in securities by Covered Persons is permitted, subject to the limitations, restrictions and other requirements set forth in this Code.

As of the date of this revision reporting requirements are required only for trading and holdings of Indian securities listed on Indian stock exchanges.

1.

Reporting requirements

All Covered Persons must submit the following reports to the Chief Compliance Officer in the time frames indicated:

•

Holdings reports - initial.  Within 10 days after becoming a Covered Person, a report of all holdings in covered/reportable securities (which shall include all securities other than U.S. government obligations, certain cash instruments, shares issued by open-end registered investment companies, and any other excepted securities designated by the Chief Compliance Officer from time to time), which report shall include:

(i)

the title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the Covered Person has any direct or indirect beneficial ownership;

(ii)

the name of any broker, dealer or bank with which the Covered Person maintains an account in which any securities are held for the Covered Person’s direct or indirect benefit; and

(iii)

the date the report is submitted.

All information provided in the initial report must be current as of a date no more than 45 days before the person became a Covered Person.

•

Holdings reports - annual.  Following the initial holding report, each Covered Person shall thereafter submit holdings reports on an annual basis.  All information provided in the report must be current as of a date no more than 45 days before the report is submitted.

•

Quarterly transaction reports.  No later than 30 days after the end of each calendar quarter, a report covering all transactions in covered/reportable securities during the quarter.  The transaction reports must include information about each transaction involving a reportable security in which the Covered Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. The reports must include:

(i)

the date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each reportable security involved;

(ii)

the nature of the transaction (e.g., purchase, sale);

(iii)

the price of the security at which the transaction was effected;

(iv)

the name of the broker, dealer, or bank with or through which the transaction was effected;

(v)

the date the report is submitted.

•

Quarterly brokerage account reports.  No later than 30 days after the end of each calendar quarter, a report disclosing the following information about any account opened during the quarter containing securities held for the direct or indirect benefit of a Covered Person:

(i)

the name of the broker, dealer or bank with whom the Covered Person established the account;

(ii)

the date the account was established; and

(iii)

the date the report is submitted.

All holdings and transaction reports shall be made on forms prescribed by the Chief Compliance Officer from time to time, which form shall require the Covered Person to certify as to the completeness and accuracy of the information provided.  All transactions and holdings reports shall be maintained in confidence, except to the extent necessary to implement and enforce the provisions of this Code or applicable law, or to comply with requests for information from government agencies.

2.

Monitoring of Personal Securities Trading

The Company is required to designate a person to periodically review the personal securities transactions and holdings reports of Covered Persons.  The Chief Compliance Officer shall be responsible for reviewing and monitoring personal securities transactions and trading patterns of Covered Persons (in such capacity, the “Reviewer”).  The managing director of the Company and the Company’s designated counsel, acting jointly, shall be responsible for reviewing and monitoring the personal securities transactions of the Reviewer and for taking on the responsibilities of the Reviewer in the Reviewer’s absence.

As of the date of this revision, the Chief Investment Officer is also serving as the Chief Compliance Officer.  The above provisions shall be implemented at such time as the Company trades in securities listed in the U.S. and/or global exchanges.

The Chief Compliance Officer shall develop specific monitoring and reviewing procedures, which, for reasons of security, shall be made available only to key members of senior management.  In accordance with Securities and Exchange Commission guidance, review of personal securities holding and transaction reports should include:

▪

an assessment of whether the Covered Person followed any required internal procedures, such as pre-clearance;

▪

comparison of personal trading to any restricted lists;

▪

an assessment of whether the Covered Person is trading for his or her own account in the same securities he or she is trading for clients, and if so, whether the clients are receiving terms as favorable as the access person takes for him or herself;

▪

periodically analyzing the Covered Person’s trading for patterns that may indicate abuse, including market timing; and

▪

an investigation of any substantial disparities between the percentage of trades that are profitable when the Covered Person trades for his or her own account and the percentage that are profitable when he or she places trades for clients.

3.

Pre-clearance requirements for certain transactions

Pre-clearance from the Chief Compliance Officer is required before any Covered Person participates in an initial public offering (IPO) or in an offering of privately-placed securities, subject to any blanket exceptions approved by the Chief Compliance Officer from time to time.

H.

Compliance and Enforcement

The provisions and procedures set forth in this section are intended, together with other provisions and procedures contained in this Code, to provide reasonable assurance that violations of this Code will be prevented.

1.

Delivery of Code and amendments to Covered Persons; certificate of compliance

•

Initial certification.  The Company shall provide each Covered Person with a copy of this Code at the time such person first acquires such status.  Each such Covered Person shall certify in writing that they have: (a) received a copy of this Code; (b) read and understood all provisions of this Code; and (c) agreed to comply with the terms of this Code.

•

Acknowledgement of amendments.  The Company shall provide Covered Persons with any amendments to this Code (whether or not considered to be major amendments).  Covered Persons are required to submit a written acknowledgement that they have received, read, and understood the amendments to this Code, and that they agree to comply with the terms of this Code, as amended.  The Company shall endeavor to group technical amendments together with major amendments in order to minimize disruptions.  The Chief Compliance Officer shall highlight and summarize important changes to this Code in the relevant transmittal or cover letter.

•

Annual certification. In addition to acknowledgement of amendments, Covered Persons shall be required to annually certify that they have read, understood, and complied with this Code in a form prescribed by the Chief Compliance Officer from time to time.  Any Covered Person who is unable to make the representations required in such form may be subject to immediate disciplinary actions.

2.

Reporting violations of this Code

All Covered Persons are required to report violations or suspected violations of this Code promptly to the Chief Compliance Officer (or such other person designated in this section).

•

Confidential treatment. Reports of violations or suspected violations will be treated confidentially to the extent permitted by law and investigated promptly and appropriately.  In appropriate cases it may be appropriate for the report to be submitted anonymously.

•

Alternate designee. Covered Persons may report violations to either the managing director of the Company or the Company’s chief legal officer in the event that the Chief Compliance Officer is or may be involved in the violation or is unreachable.

•

Advice of legal counsel. The Chief Compliance Officer (or alternate designee, if applicable) may direct Covered Persons to seek advice from the Company’s legal counsel with respect to any violations or suspected violations of this Code, or other actions or transactions that may raise legal concerns.  It shall be emphasized, however, that any such legal counsel respresents the Company and not the Covered Person, and that such Covered Person may wish to seek their own independent counsel.

•

Retaliation.  Retaliation against any person (whether or not a Covered Person) who reports a violation or suspected violation of this Code is strictly prohibited and constitutes in and of itself a further violation of this Code.

3.

Sanctions for violations of this Code

Any violation of this Code may result in any disciplinary action that the Chief Compliance Officer and senior management deem appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion, or termination of employment or other affiliation. In addition to sanctions, violations may result in referral to civil, regulatory or criminal authorities where appropriate, as well as private legal actions being taken by the Company against the Covered Person.

I.

Administration of this Code

1.

Approval of this Code by the board of directors of registered investment companies

The Company is required to have this Code approved by the board of directors of any registered investment company (“Registered Fund”) advised or sub-advised by the Company.  Any material amendments to this Code must also be approved by a Registered Fund’s board within 6 months following adoption of such amendments.

2.

Annual review of Code

The Chief Compliance Officer shall review at least annually the adequacy of this Code and the effectiveness of its implementation.  This review shall be undertaken as part of the annual review of the Company’s compliance policies generally pursuant to Rule 206(4)-7 under the Investment Advisers Act of 1940 and, where applicable, Rule 38a-1 under the Investment Company Act.

1.

Annual report to board of directors of registered investment companies

The Company shall provide an annual written report to the board of directors of each Registered Fund that it advises or sub-advises.  Such report shall include, at a minimum, the items required by Rule 17j-1 under the Investment Company Act.  The report shall describe any issues arising under this Code since the last report, including information about material violations of this Code and sanctions imposed in response to such violations. The report must include discussion of whether any waivers that might be considered important by the board were granted during the period, as well as certify that the Company has adopted procedures reasonably necessary to prevent Covered Persons from violating this Code.

2.

Annual report to the Company’s senior management

The Chief Compliance Officer shall report to senior management regarding his or her annual review of this Code and to bring material violations to the attention of senior management.

3.

Coordination with Form ADV disclosure

The Company is required to include on Schedule F of Form ADV, Part II a description of the Company’s code of ethics and to state that the firm will provide a copy of the code to any client or prospective client upon request.  The Company shall take care to review and update the Company’s Part II disclosure in connection with any amendments to this Code.

4.

Training and education

The Chief Compliance Officer and senior management of the Company shall periodically review the need for training and educating Covered Persons regarding the implementation, operation and administration of this Code.

J.

Recordkeeping

This Code forms a part of the records of the Company, and as such the Code and any ancillary and related documents are subject to the Company’s overall recordkeeping requirements.  Further to such requirements, the Company shall maintain the following records in a readily accessible place:

▪

a copy of each version of this Code that has been in effect at any time during the past 5 years;

▪

a record of any violation of this Code and any action taken as a result of such violation for 5 years from the end of the fiscal year in which the violation occurred;

▪

a record of all written acknowledgements of receipt of this Code and amendments for each person who is currently, or within the past five years was, a Covered Person.  These records must be kept for 5 years after the individual ceases to be a Covered Person;

▪

holdings and transactions reports made pursuant to this Code, including any brokerage confirmation and account statements made in lieu of these reports;

▪

a list of the names of persons who are currently, or within the past 5 years were, Covered Persons;

▪

a record of any decision and supporting reasons for approving the acquisition of securities by Covered Persons in IPOs and limited offerings for at least 5 years after the end of the fiscal year in which approval was granted;

▪

records of any decisions that grant Covered Persons a waiver from or exception to this Code;

▪

a record of persons responsible for reviewing Covered Persons’ reports currently and during the last 5 years; and

▪

a copy of any reports provided to the board of directors of any Registered Fund advised or sub-advised by the Company regarding this Code.

EM Capital Management

LLC Code of Ethics

APPENDIX B

COMPANY’S ANTI-MONEY LAUNDERING AND INVESTOR IDENTIFICATION (“KNOW YOUR CUSTOMER”) COMPLIANCE POLICIES

I.

Introduction

The Company is committed to a policy designed to prevent the misuse of its employees and other Covered Persons, facilities and investment fund clients by persons who seek to launder money. This policy applies to all investment funds (each, a “Fund” and collectively, the “Funds”) managed or advised by the Company, except to the extent different procedures are specifically adopted by or for one or more of the Funds.

As part of its policy, the Company has adopted procedures to help it detect money laundering and to prevent its occurrence. The Company’s goal is to have each Fund accept capital contributions only from legitimate, law-abiding investors, to permit transfers of interests in the Funds only to such persons, and to have each Fund invest capital only in legitimate, law-abiding companies.

The Company encourages its employees and other Covered Persons to bring questionable conduct to the attention of the Chief Compliance Officer or other person designated from time to time to act as the Company’s anti-money laundering compliance officer (the “AML Compliance Officer”) and be in charge of the Company’s anti-money laundering efforts. Any Covered Person who knowingly fosters such illegal activity or who purposefully ignores plainly suspicious circumstances will be subject to inquiry and discipline.

II.

Overview of Money Laundering

This part is an overview intended to help Covered Persons understand money laundering, how it works, and why it is important to help stop it.

A.

Money Laundering Covers a Wide Variety of Situations

Money laundering may occur in connection with any financial transaction in funds derived from criminal activity, or any financial transaction designed to promote criminal activity or to invest, conceal or transfer its proceeds.

Illegal money laundering may relate to many types of criminal activities, including white-collar crimes such as fraud, insider trading, embezzlement, tax evasion, bribery, environmental violations, or in connection with illicit drug activities or funding activities identified as terrorist activities by the U.S. Government.

For purposes of money laundering, a “transaction” includes essentially any movement of funds. Money laundering is not limited to cash transactions, but also includes all forms of electronic transfers, including transfers of currency and securities.

B.

Stages of Money Laundering

The laundering process is typically accomplished in three stages, which may comprise numerous transactions. Any one of these transactions or stages could involve the Company:

1.

Placement-physically disposing of cash proceeds derived from illegal activity.

2.

Layering-separating illicit proceeds from their source by creating complex layers of financial transactions designed to disguise the audit trail and provide anonymity. This would include the single or multiple purchase or redemption of securities using wire transfers of less than $10,000.

3.

Integration-attempting to make the proceeds of illegal activities appear completely legitimate. If the layering process has succeeded, integration schemes place the laundered proceeds back into the economy in such a way that they appear to the financial system to be legitimate funds. An example of integration would be an investor making capital contributions to a Fund under one name with illegal proceeds and having subsequent distributions wire transferred to a bank account in another name, thereby making the wire transfer of the distributed amount appear legitimate to the receiving bank.

Activities of any of the Fund’s investors, prospective investors, portfolio companies or companies being considered for Fund financing that give rise to suspicions of money laundering must be promptly reported to the AML Compliance Officer. Reports of suspicious activity are confidential and may not be disclosed to any person involved in the transaction.

Suspicious activity can occur at any stage of a Fund’s life. By way of example, capital contributions in the form of cash, money orders, traveler's checks, cashier’s checks, third party checks or from third party accounts are generally suspicious. Suspicions may also arise from an investor’s refusal or reluctance to provide, without reasonable basis, information concerning its business, unusual or suspect investor identification or business documents or an investor's unreasonable concern with respect to the Fund’s compliance with anti-money laundering laws, regulations and reporting. Due diligence of a company in which a Fund proposes to invest should generally include identification of its current investors and persons and entities that will co-invest with that Fund.

Activity should be reviewed in context and a determination of whether a transaction is actually suspicious will necessarily depend on the investor and the particular transaction.

C.

Employee and Company Liability

Money laundering penalties are stern and are potentially applicable both to the Company and any individual involved in the money laundering activity or “cover up”:

▪

Criminal Penalties - each instance of money laundering may carry substantial prison terms (e.g. up to 20 years or more) and fines of up to $500,000 or twice the amount involved in the crime.

▪

Civil Penalties - civil penalties can also include substantial fines and property forfeitures.

▪

Reputation - besides the criminal and civil penalties, money laundering prosecution or even an investigation can severely tarnish and even destroy reputation of the Company and any Covered Person involved.

Any Covered Person who assists money laundering - for example by assisting a financial transaction that launders money - may be just as guilty as the person who is actually laundering the money.  Covered Persons who assist when they know that the funds are derived from criminal activities are clearly guilty.  In addition, any Covered Person who turns a blind eye to plainly suspicious conduct, or who should have known that the transaction was part of a money-laundering scheme, may be found to be as guilty as if he or she had been deliberately assisting in the process.

D.

Important Concepts to Remember

▪

Money laundering can be based on underlying crimes committed outside as well as inside the United States or on violations of various foreign laws.

▪

Money laundering is not only accomplished with cash transactions.

▪

Money laundering is in fact more often accomplished through checks or wire transfers of funds.

▪

A “transaction” can include any movement of funds, including a single investment or transfer.

▪

The liability of the Company for money laundering may be based upon the misconduct of a single employee.

III.

Management Responsibility

The Company and its senior management are responsiblefor having an effective anti-money laundering system in place at all times.  To that end, the following principles shall apply:

▪

The Company’s Chief Compliance Officer has been designated as the AML Compliance Officer, the individual responsible for coordinating and monitoring compliance with this anti-money laundering policy (the “Anti-Money Laundering Policy”).

▪

The AML Compliance Officer is responsible for developing and providing adequate training to Company employees on the anti-money laundering laws and the procedures adopted as part of the Anti-Money Laundering Policy.

▪

The AML Compliance Officer is responsible for updating this Anti-Money Laundering Policy to be current with applicable law and Company practices.

▪

The AML Compliance Officer is responsible for periodic verification of the Company’s compliance with the Anti-Money Laundering Policy and reporting his or her conclusions to the Company’s senior management.  If appropriate, the Compliance Officer should seek internal and/or external assistance for verification and reporting.

IV.

Anti-Money Laundering Policies

The effectiveness of this Anti-Money Laundering Policy depends on all Covered Persons following four basic rules, which are elaborated in the following sections. These are:

1.

Know The Persons Dealing With the Company

The Company receives monies from investors in the Funds, makes investments in portfolio assets (which may include public and private companies in which the Company or a Fund obtains a controlling stake, which are generally referred to here as “portfolio companies”) and distributes monies and securities to investors in the Funds. The Company must be confident of the integrity of each party with whom it deals. Such confidence is obtained by gathering relevant information about all individuals who have a financial interest in the Fund or transaction in question.  All Covered Persons must be alert to questionable conduct.  The Fund delegates AML responsibilities to the fund administrator:xxxx.

2.

Monitor Activity

The Company’s responsibilities continue throughout the relationship with an investor or a portfolio company.  Covered Persons must always be alert to questionable activity, such as cash transactions and wire transfers directed to persons other than the applicable investor or other seemingly inconsistent transactions.

3.

Documentation

Supporting documentation is a linchpin of our anti-money laundering program. Unrecorded steps are soon forgotten. Records of our efforts assist in tracking relevant information and in demonstrating that we have conducted our business responsibly and with integrity.

4.

Seek Advice/Report Suspicions

The Company’s Anti-Money Laundering Policy requires a team approach. Money laundering issues are complex. Anyone who becomes aware of any suspicious circumstances, or has any questions, should promptly consult with the AML Compliance Officer.

5.

Investor Certifications

Each new Fund investor (and each transferee of an interest in any Fund) shall be required to agree substantially as set forth in Exhibit 2 to this Anti-Money Laundering Policy.

6.

Investor Identification

Each potential investor in any Fund (including by way of transfer of an interest from an existing investor) shall be required to tender to the AML Compliance Officer the Investor Identification Documents set forth in Exhibit 1 to this Anti-Money Laundering Policy.  Prior to the admission of a new investor to any Fund or the authorization of a transfer of an interest in such Fund by a current investor to a new investor (including the assignment of an economic interest), the AML Compliance Officer shall undertake reasonable efforts to confirm that such admission or transfer is not for the purpose of facilitating money laundering activities.  Primary emphasis will be placed upon direct communications with the investor or transferee in order to identify the investor/transferee and its owners and to obtain credible assurances with respect to sources of capital to be contributed to the Fund.  The AML Compliance Officer may rely upon information obtained by other Company personnel, information provided pursuant to the procedures adopted by the Company, including the investor certifications described above, and information furnished by third parties approved by the AML Compliance Officer, such as placement agents.  The AML Compliance Officer shall cause Company personnel to check the identities of new investors and transferees against relevant government lists and to report any matches to the AML Compliance Officer. Relevant government lists are those established by government agencies that prohibit financial institutions from engaging in financial transactions with designated natural persons, entities, groups, organizations and countries. The lists include the SEC Control List, the Foreign Assets Control List, the United Nations List and the FBI Most Wanted List.

7.

Distributions

Distributions by any Fund shall be made only to the record owner of the interest (as reflected in such Fund’s books and records) or to the transferee of an economic interest therein, if such transfer was approved by the General Partner or relevant director. Exceptions to this requirement will require the approval of the AML Compliance Officer and a member of senior management.

8.

Suspicious Activity Reporting

The Company is not currently required to file suspicious activity reports (SARs). Regulations extending SAR requirements to the Company may possibly be promulgated, however, and as a matter of best practices the Company has determined to anticipate these regulations by adopting procedures to detect and evaluate the need to report suspicious activity.  These procedures may be updated and expanded as additional regulations are adopted. Meanwhile, the Company requires that all known or suspected suspicious activities be reported to the AML Compliance Officer. The following list provides several types of behavior or activity that may be suspicious. The list is neither exhaustive nor conclusive.  Rather, Covered Persons who have contact with investors or other persons that a Fund does business with should use the list as a guide for inquiry and follow-up:

▪

The person wishes to engage in transactions that lack business sense, apparent investment strategy, or are inconsistent with the client's stated business/strategy;

▪

The person exhibits unusual concern for secrecy, particularly with respect to his or her identity, type of business, assets or dealings with companies;

▪

Upon request by the Company, the person refuses to identify or fails to indicate a legitimate source for his or her funds and other assets;

▪

The person exhibits an unusual lack of concern regarding risks, fees, or other transaction costs;

▪

The person appears to operate as an agent for an undisclosed principal, but is reluctant to provide information regarding the principal;

▪

The person has difficulty describing the nature of his or her business. The person lacks general knowledge of his or her industry;

▪

For no apparent reason the person has multiple accounts under a single name or multiple names, with a large number of inter-account or third-party transfers.

▪

The person is from, or has accounts in, a country identified as a haven for money laundering; or

▪

The person, or a person publicly or known to be associated with the person, has a questionable background including prior criminal convictions.

Any suspicious activity should be brought to the attention of the AML Compliance Officer, who will assist in determining what the Company should do in response, and will determine whether the Company should file a SAR.

The AML Compliance Officer will complete, file and maintain a log of all SARs filed. A copy of each SAR filed, along with any related documentation, must be maintained for at least seven years.  Periodically, the AML Compliance Officer must report to senior management about SARs filed.

9.

Office of Foreign Assets Control (“OFAC”) Regulations

In addition to anti-money laundering compliance, the Company is also required to comply with laws enforced by the Treasury Department’s Office of Foreign Assets Control (“OFAC”). OFAC administers sanctions and embargos involving certain foreign nations (“Prohibited Countries”) as well as prohibitions on dealing with certain individuals and entities involved in illicit activity. These prohibitions also apply to accounts owned or controlled and securities issued by these governments/groups. Compliance with OFAC requirements is required as part of the Company’s Anti-Money Laundering Policy.

Without prior OFAC approval, the Company may not accept as an investor in any Fund, or effect any transaction for or on behalf of:

▪

Any citizen or resident of a Prohibited Country;

▪

Any entity incorporated under the laws of or located in or acting on behalf of a Prohibited Country; or

▪

Any person on any OFAC list, as described below.

Currently US law prohibits business dealings with any client with an address in Cuba or personal accounts held in the name of Cuban nationals. Prohibitions also apply to dealings with the governments of Cuba, Libya, Sudan, Iraq, Serbia, and Yugoslavia and certain individuals or groups in Afghanistan and known/suspected terrorist organizations. Prohibitions also apply to accounts owned or controlled by the government of Iran or individuals in Iran.

OFAC has produced and regularly updates a list of individuals, entities and nations that are subject to the OFAC administered prohibitions. The persons and entities on the list (the “SDN list”) are called “Specifically Designated Nationals and Blocked Persons”. No Fund is allowed to accept as any investor any person on the SDN list.

Prior to accepting any subscription for an interest in any Fund or approving any transfer of an interest in a Fund:

▪

The AML Compliance Officer or a designee will enter the name of the interested parties into a recognized OFAC search engine (an example is available at the following Web address: www.ofaccompliance.com).

▪

If there is a match to an individual or entity on one of the OFAC lists, acceptance of the subscription (or approval of the transfer) may proceed if the AML Compliance Officer or a designee can document that the match is not correct. Company personnel should print the screen and record the basis for any conclusion that the match is not a true hit.

In the event that the OFAC hit is determined to be correct, the Company may be required to “block” or reject the transaction, depending on the facts and the requirements of the relevant sanctions program.

The Company may then be required to report the matter to OFAC within 10 days.

10.

Training

As part of its efforts in the area of anti-money laundering compliance, the Company will conduct training sessions for relevant employees, senior officers, directors and other relevant Covered Persons.  The training may be part of other periodic compliance sessions held by the Company.

The AML Compliance Officer may prepare periodic compliance alerts if it is determined that such alerts are necessary.

Employee training should be updated at least once a year, or more often as regulatory policies change or other issues arise. Training should also be provided whenever it is determined that Covered Persons’ preparedness and performance needs to be tested or upgraded.

Various training methods and materials may be used, such as group presentations; videos; online interactive training modules; special alerts distributed via email; and internal web site publications.

The compliance records of all training, including the dates, locations, names and positions of the participants and attendees, and the substance of the training, including any training materials, should be preserved.

EM Capital Management, LLC

Anti-Money Laundering Policy

Exhibit 1 to Anti-Money Laundering Policy (Appendix B)

Investor Identification Documents

A.

Individuals.

For individuals, the Investor Identification Documents include the following:

(i)

certified copy of their national identification document (e.g. passport), that contains a picture page and shows date of birth and nationality; and

(ii)

certified copy of a document that shows proof of address, such as a utility bill issued within the last three months.

B.

Corporations.

For corporate investors, the Investor Identification Documents include certified copies of the following:

(i)

Memorandum and Articles of Association, certificate of incorporation and business registration certificate or certificate of good standing;

(ii)

list of authorized signatories, directors’ resolutions (certified extracts only), and other relevant account opening authority containing specimen signatures;

(iii)

list of all shareholders that hold at least 10% of the voting shares or equity capital of the corporation, including, in the case of individuals, their occupation, nationality, residence and date of birth;

(iv)

list of all directors of the corporation, including their occupation, nationality, residence and date of birth;

(v)

for at least 2 directors that are individuals, copies of their national identification document and document that shows proof of address issued within the last three months; and

(vi)

for any corporate directors, the documents set forth in clauses (i) through (v) above.

C.

Partnerships and Limited Liability Companies.

For investors that are partnerships or limited liability companies, the Investor Identification Documents include the following:

(i)

certified copy of the Partnership Agreement or LLC Agreement or equivalent showing a list of partners or members, including full names, date of birth, nationality and address;

(ii)

certified copy of the national identification document of at least 2 partners or members that are authorized signatories;

(iii)

certified copy of the authorized signatory list and specimen signatures, and documentary evidence that the named person(s) is authorized by all partners or members to act on their behalf; and

(iv)

an explanation of the nature of the business of the partnership or limited liability company.

D.

Trusts.

For investors that are trusts, the Investor Identification Documents include the following:

(i)

certified copy of the trust deed;

(ii)

the documents required under A. above, when the trustee is an individual;

(iii)

when the trustee is a corporation (A) address from which the trustee carries on business and details of incorporation/organization, and (B) a certified list of directors of the trustee giving full names, dates of birth, nationality and addresses, along with certified copies of the national identification documents of at least 2 directors; and

(iv)

certified copy of the authorized signatory list and the specimen signatures.

Exhibit 2 to Anti-Money Laundering Policy (Appendix B)

AML/KYC Statements and Undertakings

The truth, correctness and completeness of the following information supplied by the Investor shall be warranted pursuant to the relevant section of the investor’s subscription agreement:

1.

Identity of the Investor.

(a)

The Investor represents that it has delivered to the Partnership or to the administrator acting on the Partnership’s behalf (the “Fund Administrator”), a true, correct and complete copy of the Investor Identification Documents.

(b)

all evidence of identity provided in respect of the Investor in the Investor Identification Documents or otherwise is genuine and all related information furnished is accurate. The Investor agrees to provide any information deemed necessary by the General Partner or the Fund Administrator in its sole discretion, to comply with its anti-money laundering and anti-terrorist financing program and related responsibilities.

2.

Source of Investor Contributions.

The Investor represents that the amounts contributed by it to the Partnership were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations.

3.

Capacity of Investor and Purpose of Investment.

The Investor represents that (please check one of the following sets of statements):

[   ]  The Investor is acquiring the Interests for its own account, risk and beneficial interest, and:

(i)

is not acting as agent, representative, intermediary/nominee or in any similar capacity for any other person;

(ii)

no other person will have a beneficial or economic interest in the Interests; and

(iii)

does not have any intention or obligation to sell, distribute, assign or transfer all or a portion of the Partnership Interest to any other person.

[   ]  The Investor is an investor intermediary investing in its own name on behalf of other investors, which, for these purposes, may include, without limitation, an introducing firm, an asset aggregator, a nominee or a fund of funds (each, an “Intermediary”), and:

(i)

is subscribing for the Interests as a record owner in its capacity as an agent, representative or nominee on behalf of one or more investors (“Underlying Investors”), and agrees that the representations, warranties and covenants made in this Subscription Agreement are made by it on behalf of itself and the Underlying Investors;

(ii)

The Intermediary (A) has all requisite power and authority from the Underlying Investors to execute and perform the obligations under the Subscription Agreement; (B) has carried out investor identification procedures with regard to all Underlying Investors, to the extent it is required to do so by applicable law; and (C) has established the identity of all Underlying Investors, holds evidence of such identities, to the extent it is required to do so by applicable law, and will make such information available to the General Partner or the Fund Administrator upon request.

4.

Prohibited Investors

(a)

Investor acknowledges that the General Partner and the Partnership generally prohibit any investment in the Partnership by or on behalf of any of the following persons (each, a “Prohibited Person”):

(i)

any person whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the United States Office of Foreign Assets Control (OFAC);

(ii)

a Foreign Shell Bank;

(iii)

a person resident in or organized or chartered under the laws of (A) a Non-Cooperative Jurisdiction, or (B) a jurisdiction that has been designated by the United States Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns, or (C) a jurisdiction similarly designated by the relevant banking or regulatory authorities of any country or territory in which the Partnership or any affiliate is organized or operates;

(iv)

a person whose subscription funds originate from, or are routed or transferred from or through, an account maintained at a Foreign Shell Bank, an Offshore Bank, or a bank organized or charted under the laws of a Non-Cooperative Jurisdiction; or

(v)

any person that is a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s Immediate Family, or any Close Associate of a Senior Foreign Political Figure.

(a)

For purposes hereof, the following terms are defined as follows:

Close Associate of a Senior Foreign Political Figure:  means a person who is widely and publicly known to maintain an unusually close relationship with a Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the Senior Foreign Political Figure.

Foreign Shell Bank:  means a non-U.S. banking institution that does not have a physical presence in any country, but does not include a regulated affiliate.

Immediate Family:  means the parents, siblings, spouse, children or in-laws of, or persons in a similar relationship to, a Senior Foreign Political Figure.

Non-Cooperative Jurisdiction:  means any non-U.S. banking institution that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (FATF), of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.

Offshore Bank:  means any non-U.S. banking institution that is barred, pursuant to its banking license, from conducting banking activities with the citizens of, or with the local currency of, the country that issued the license, but does not include a regulated affiliate.

Senior Foreign Political Figure:  means (i) a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a corporation owned by a non-U.S. government, or (ii) any corporation, business or other entity that has been formed by or for the benefit of such senior official.

(b)

The Investor represents and warrants that none of: (i) the Investor; (ii) any person controlling or controlled by the Investor; (iii) if the Investor is a privately held entity, any person having a beneficial interest in the Investor; or (iv) any person for whom the Investor is acting as agent or nominee in connection with this investment, is a Prohibited Person.

(c)

If the Investor is a non-U.S. banking institution (a “Foreign Bank”) or if the Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Investor represents and warrants to the Partnership that:

(i)

The Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities;

(ii)

the Foreign Bank employs one or more individuals on a full-time basis;

(iii)

the Foreign Bank maintains operating records related to its banking activities;

(iv)

the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and

(v)

the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

5.

Additional Representations, Acknowledgements and Undertakings

(a)

The Investor understands and agrees that any withdrawal or redemption of Interests will be paid to the same account from which the Investor’s investment in the Partnership was originally remitted, unless the General Partner in its sole discretion, agrees otherwise.

(b)

The Investor acknowledges that if the Investor or any Underlying Investor is, or the Partnership reasonably believes that the Investor or any Underlying Investor is, a Prohibited Person, the Partnership may be obligated to freeze its investment, either by prohibiting additional investments, declining any redemption requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or the General Partner may require the Investor to immediately withdraw its investment in the Partnership, and it shall have no claim against the Partnership any of its affiliates for any form of damages as a result of any aforementioned actions.

(c)

Investor agrees to promptly notify the Partnership and the Fund Administrator should the Investor become aware of any change in the information set forth in these representations. The Investor further agrees to provide any information deemed necessary by the General Partner or the Fund Administrator in its sole discretion, to comply with its or the Partnership’s anti-money laundering and anti-terrorist financing program and related responsibilities. The Investor is advised and hereby acknowledges and understands that, by law, the Partnership, the General Partner or the Fund Administrator may be required to disclose the Investor’s or any Underlying Investor’s identity to regulatory authorities in any relevant jurisdiction, including, without limitation, to the Securities and Exchange Board (SEBI) or other relevant authorities in India.  Investor acknowledges and agrees that the Partnership, the General Partner or the Fund Administrator, as the case may be, may voluntarily release confidential information about it and, if applicable, any Underlying Investor or beneficial owner, to regulatory or law enforcement authorities, if the General Partner or the Fund Administrator, as the case may be, in its sole discretion, determines that it is in the best interests of the Partnership to do so, including, without limitation, with respect to  the filing of a Suspicious Activity Report (SAR) with the United States Financial Crimes Enforcement Network (FinCEN).

(d)

Investor acknowledges that additional investments by Investor may be refused and/or a request for redemption may be delayed or declined if the General Partner or the Fund Administrator reasonably believes it does not have satisfactory evidence of the Investor’s identity.

APPENDIX C

COMPLIANCE CHART:

MAJOR PERIODIC COMPLIANCE ACTIONS/PROCEDURES

(review and update with proper dates)

Date for Compliance		Compliance Action Item	Legal/Regulatory Basis
January
January 30	●	Annual Holding Reports due from Covered Persons for prior year	Code of Ethics; Rule 204A-1 (IA); Rule 17j-1 (ICA)
	●	Quarterly Transaction Reports due from Covered Persons for Q4 of prior year	Code of Ethics; Rule 204A-1 (IA); Rule 17j-1 (ICA)
February
February 10	●	File Form 13F for prior calendar year (due by February 14) • must file when: Company exercises investment discretion over at least $1 million of “13(f) securities” (namely US-listed securities)	Rule 13f-1 (Exchange Act)
●

File Schedule 13G for prior calendar year (due by February 14)

•

must file when: Company (or fund it advises) acquires more than 5% of class of US publicly traded equity securities (N.B. not eligible to use Schedule 13G if acquire more than 20% or if acquiring to influence control – then must use Schedule 13D)

Rule 13d-1 (Exchange Act)
●

File annual statements (Form 5) under Section 16(a) of the Exchange Act (due by February 14)

•

required whenever Company or its clients acquire more than 10% of class of publicly traded US equity securities

•

numerous exceptions and special rules apply – consult Chief Compliance Officer

Exchange Act, Section 16(a); Rules 16a-1, 16a-2 and 16a-3 (Exchange Act)
February 28	●	Annual Privacy Policy notices to be provided to natural persons	Regulation S-P
	●	Annual recertification of eligibility for New Issues	NASD Rule 2790
●

Commence annual review (and amendment, where appropriate) of the Company’s written compliance policies and procedures, including its Code of Ethics and Anti-Money Laundering Policy, and coordinate with appropriate mutual fund personnel with respect to reporting to the fund’s board and approval of any changes by such board.  Such review shall include a formal testing program to ensure that the policies and procedures are effective and are being complied with.

Rule 206(4)-7 (IA); Rule 17j-1 (ICA)
March
March 15	●	Amend Form ADV Part 1 and renew IARD investment adviser registration (SEC and state notice filing)
	●	Review/amend/update Form ADV Part II
	●	Complete review/update/amendment to Company’s compliance policies and procedures, including its Code of Ethics and Anti-Money Laundering Policy.	Rule 206(4)-7 (IA)
	●	Review and update as appropriate any state filings or registrations with respect to investment adviser representatives
April
April 20		Annual offer to deliver Form ADV Part II • Company must send to all clients either the revised Form ADV Part II or a written notice offering to provide it to any client upon request	Rule 204-3(c) (IA)
April 30		Quarterly Transaction Reports due from Covered Persons for Q1 of current year	Code of Ethics; Rule 204A-1 (IA); Rule 17j-1 (ICA)
May
May 10		File quarterly Form 13F for Q1 of current year (due May 14)	Rule 13f-1 (Exchange Act)
July
July 30		Quarterly Transaction Reports due from Covered Persons for Q2 of current year	Code of Ethics; Rule 204A-1 (IA); Rule 17j-1 (ICA)
August
August 10		File quarterly Form 13F for Q2 of current year (due August 14)	Rule 13f-1 (Exchange Act)
October
October 30		Quarterly Transaction Reports due from Covered Persons for Q3 of current year	Code of Ethics; Rule 204A-1 (IA); Rule 17j-1 (ICA)
November
November 10		File quarterly Form 13F for Q3 of current year (due November 14)	Rule 13f-1 (Exchange Act)